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                                                                    EXHIBIT 99.2

                      SELECTED CONSOLIDATED FINANCIAL DATA

         On October 30, 2000, Inktomi Corporation acquired FastForward Networks, Inc. in a transaction accounted for as a pooling of interests. The accompanying consolidated financial statements, attached as Exhibit 99.1 to this Current Report on Form 8-K, give retroactive effect to the acquisition of FastForward Networks, Inc. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements after the date of consummation.

         The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of Inktomi Corporation and the notes thereto included elsewhere in this report. The historical results are not necessarily indicative of results to be expected for any future period.

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              SELECTED FINANCIAL DATA
                                                                          FOR THE YEAR ENDED SEPTEMBER 30
                                                      ---------------------------------------------------------------------
                                                         2000          1999           1998            1997           1996
                                                      ---------      ---------      ---------      ---------      ---------
Revenue
   Network products .............................     $ 152,850      $  43,242      $   8,859      $     128      $      --
   Portal services ..............................        71,367         30,261         12,476          5,725            530
                                                      ---------      ---------      ---------      ---------      ---------
     Total revenues .............................       224,217         73,503         21,335          5,853            530
Operating expenses
   Cost of revenue ..............................        31,884         13,147          5,030          1,527            239
   Sales and marketing ..........................       129,485         56,782         24,692          8,604            898
   Research and development .....................        63,566         31,168         15,851          5,956          1,482
   General and administrative ...................        19,121          8,915          5,172          1,995          1,342
   Acquisition-related costs ....................         3,999          1,110          1,018             --             --
   Purchased in-process research and
     development ................................         4,400             --             --             --             --
   Amortization of intangibles and other
     assets .....................................        13,182             --             --             --             --
                                                      ---------      ---------      ---------      ---------      ---------
     Total operating expenses ...................       265,637        111,122         51,763         18,082          3,961
                                                      ---------      ---------      ---------      ---------      ---------
Operating loss ..................................       (41,420)       (37,619)       (30,428)       (12,229)        (3,431)
Other income, net ...............................        15,906          4,591            513           (180)          (104)
Pretax loss .....................................       (25,514)       (33,028)       (29,915)       (12,409)        (3,535)
Income tax provision ............................        (1,826)            --             --             --             --
                                                      ---------      ---------      ---------      ---------      ---------
     Net loss ...................................     $ (27,340)     $ (33,028)     $ (29,915)     $ (12,409)     $  (3,535)
                                                      =========      =========      =========      =========      =========

Earnings per share ..............................     $   (0.24)     $   (0.32)     $   (0.38)     $   (0.45)     $   (0.94)
                                                      =========      =========      =========      =========      =========
   Shares used in calculating basic & diluted net
     loss per share .............................       113,030        102,033         79,252         27,609          3,768
                                                      =========      =========      =========      =========      =========




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                        CONSOLIDATED BALANCE SHEET DATA:
                                 (IN THOUSANDS)

                                                                       SEPTEMBER 30,
                                               ------------------------------------------------------------
                                                 2000         1999         1998         1997         1996
                                               --------     --------     --------     --------     --------
Cash and cash equivalents, restricted
   cash and short-term investments .......     $387,127     $304,214     $ 54,711     $  7,921     $    416
Investments in equity securities .........      126,598        8,180           --           --           --
Working capital ..........................      284,944      298,764       40,949        3,428       (3,599)
Total assets .............................      919,256      385,337       78,946       16,606        2,521
Debt and capital lease obligations, less
   current portion .......................        3,748        8,293        9,074        5,094           --
Total stockholders' equity ...............      803,062      343,867       50,184        5,700       (1,659)

-----------

     In September 1998, we acquired C2B Technologies, Inc. In April 1999, we acquired Impulse! Buy Network, Inc. In October 1999, we acquired WebSpective Software, Inc. In October 2000, we acquired FastForward Networks, Inc. Each of these transactions was accounted for as a pooling of interests. The selected consolidated financial data set forth above gives retroactive effect to all of these acquisitions.

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